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                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (in 000's)

                                                                  YEARS ENDED DECEMBER 31
                                                2003          2002          2001          2000         1999
                                             ----------    ----------    ----------    ---------    ----------
FIXED CHARGES:

  Interest charges                           $   14,091    $   16,354    $   20,738    $  16,521    $   18,020

  Net amortization of debt discount and
      premium and issuance expense                  580           580           364          224           371

  Interest portion of rental charges                559           484           455          472           478

                                             ----------    ----------    ----------    ---------    ----------
TOTAL FIXED CHARGES                          $   15,230    $   17,418    $   21,557    $  17,217    $   18,869
                                             ==========    ==========    ==========    =========    ==========

EARNINGS:

  Pre-tax earnings                           $   96,670    $   83,895    $   53,431    $ 101,026    $   87,225

  Interest charges                               14,091        16,354        20,738       16,521        18,020

  Net amortization of debt discount and
      Premium and issuance expense                  580           580           364          224           371

  Interest portion of rental charges                559           484           455          472           478

                                             ----------    ----------    ----------    ---------    ----------
TOTAL EARNINGS                               $  111,900    $  101,313    $   74,988    $ 118,243     $ 106,094
                                             ==========    ==========    ==========    =========    ==========

RATIO OF EARNINGS TO FIXED CHARGES                  7.3           5.8           3.5          6.9           5.6
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